UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 1, 2014

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-125678	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, NJ		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (973) 655-9001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On July 1, 2014, the Company’s subsidiary GEC Organics Corp. (“GECO”) was approved for listing and registered for its Greenhouse Gas emission reduction program with the Gold Standard Foundation, Geneva Switzerland.  GECO is a large scale compost project and the only one of its kind on the Gold Standard.  Independent Validation of the Company’s protocols has been completed and documentation related to our listing on the Gold Standard Foundation is available for worldwide comment and review.  The Gold Standard is a highly respected registry and exchange market in the Voluntary Carbon Market and prices for Carbon Credits issued by them are traded above others in the same market.  GECO has received approval for a 10 year crediting period with total Credits amounting to 7,500,000.  To view the Company’s listing and corresponding documentation, please visit the link below:

http://mer.markit.com/br-reg/public/project.jsp?project_id=103000000006015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation
(Registrant)

Date	July 8, 2014

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer